As filed with the U.S. Securities and Exchange Commission on September 5, 2006

Registration No. 333-

Registration No. 333-

Registration No. 333-

Registration No. 333-

Registration No. 333-

Registration No. 333-

Registration No. 333-

Registration No. 333-

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1575035 (I.R.S. Employer Identification Number)

SunTrust Capital VIII

SunTrust Capital IX

SunTrust Capital X

SunTrust Capital XI

SunTrust Capital XII

SunTrust Capital XIII

SunTrust Capital XIV

SunTrust Capital XV

(Exact name of registrant as specified in its trust agreement)

Delaware (State or other jurisdiction of incorporation or organization)	Each to be Applied For (I.R.S. Employer Identification Number)

303 Peachtree Street, NE

Atlanta, GA 30308

(404) 588-7711

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RAYMOND D. FORTIN

Corporate Executive Vice President, General Counsel and Secretary

303 Peachtree Street, NE

Atlanta, GA 30308

(404) 588-7711

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copies To:

JEFFREY M. STEIN	MARK J. WELSHIMER, ESQ.
King & Spalding LLP	Sullivan & Cromwell LLP
1180 Peachtree Street	125 Broad Street
Atlanta, GA 30309	New York, New York 10004
(404) 572-4600	(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Senior Debt Securities	(2)	(2)	(2)		(2)
Subordinated Debt Securities	(2)	(2)	(2)		(2)
Junior Subordinated Debt Securities	(2)	(2)	(2)		(2)
Purchase Contracts	(2)	(2)	(2)		(2)
Units	(2)	(2)	(2	)(3)	(2)
Warrants	(2)	(2)	(2)		(2)
Depositary Shares(4)	(2)	(2)	(2)		(2)
Preferred Stock	(2)	(2)	(2)		(2)
Common Stock	(2)	(2)	(2)		(2)
Guarantees of payment by SunTrust Banks, Inc.(5)	(2)	(2)	(2)		(2)
SunTrust Capital VIII Trust Preferred Securities	(2)	(2)	(2)		(2)
SunTrust Capital IX Trust Preferred Securities	(2)	(2)	(2)		(2)
SunTrust Capital X Trust Preferred Securities	(2)	(2)	(2)		(2)
SunTrust Capital XI Trust Preferred Securities	(2)	(2)	(2)		(2)
SunTrust Capital XII Trust Preferred Securities	(2)	(2)	(2)		(2)
SunTrust Capital XIII Trust Preferred Securities	(2)	(2)	(2)		(2)
SunTrust Capital XIV Trust Preferred Securities	(2)	(2)	(2)		(2)
SunTrust Capital XV Trust Preferred Securities	(2)	(2)	(2)		(2)

Total					(2)

(1)	The securities of each class may be offered and sold by the Registrants and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrants, or from one or more underwriters, dealers or agents.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for $190,050 that has already been paid with respect to $1,500,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement Nos. 333-118382, 333-118382-01, 333-118382-02, 333-118382-03, and 333-118382-04 and were not sold thereunder.
(3)	Purchase contracts may be sold separately or as parts of units consisting of a purchase contract and debt securities registered hereunder, which may or may not be separable from one another. Each unit will be issued under a unit agreement or indenture. Because units will consist of a combination of other securities registered hereunder, no additional registration fee is required for the units.
(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(5)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.

PROSPECTUS

SunTrust Banks, Inc.

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Purchase Contracts

Units

Warrants

Depositary Shares

Preferred Stock

Common Stock

Guarantees

SunTrust Capital VIII

SunTrust Capital IX

SunTrust Capital X

SunTrust Capital XI

SunTrust Capital XII

SunTrust Capital XIII

SunTrust Capital XIV

SunTrust Capital XV

Trust Preferred Securities

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2006.

Unless the context requires otherwise, references to (1) “we,” “us,” “our” or similar terms are to SunTrust Banks, Inc. and its subsidiaries, and (2) the “Trusts” are to SunTrust Capital VIII, SunTrust Capital IX, SunTrust Capital X, SunTrust Capital XI, SunTrust Capital XII, SunTrust Capital XIII, SunTrust Capital XIV, and SunTrust Capital XV, statutory Delaware trusts and the issuers of the trust preferred securities.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, senior debt securities, subordinated debt securities, junior subordinated debt securities, purchase contracts, units, warrants, preferred stock, depositary shares representing interests in preferred stock, and common stock in one or more offerings. The Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts, which may be guaranteed by SunTrust, to the public.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that

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we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

•	Current Reports on Form 8-K filed on January 6, 2006, January 12, 2006, February 17, 2006, February 21, 2006, July 25, 2006, August 28, 2006 and September 5, 2006; and

•	The description of SunTrust’s common stock, $1.00 par value per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed March 5, 2003, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

SunTrust Banks, Inc.

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

404-658-4879

Attn: Corporate Secretary

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by our counsel, King & Spalding LLP or by Raymond D. Fortin, Corporate Executive Vice President, General Counsel and Corporate Secretary of SunTrust. Richards, Layton & Finger, special Delaware counsel to the Trusts, will pass upon certain legal matters for the Trusts. As of July 9, 2006, Mr. Fortin beneficially owned 73,474.1171 shares of our common stock, which includes options to purchase and other forfeitable rights with respect to 59,900 shares which he is deemed to own beneficially pursuant to Rule 13d-3. Any underwriters will be represented by their own legal counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by SunTrust Banks, Inc. All amounts shown are estimates.

Filing Fee—Securities and Exchange Commission		$(1)
Accounting fees and expenses	350,000
Legal fees and expenses	500,000
Trustee and depositary fees and expenses	75,000
Printing and engraving expenses	100,000
Blue sky fees and expenses	50,000
Rating agency fees	300,000
Listing fees and expenses	25,000
Miscellaneous expenses	100,000

Total expenses	$1,500,000	(1)

(1)	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the Georgia Business Corporation Code and the Amended and Restated Bylaws of SunTrust Banks, Inc. (“SunTrust” or “Registrant”) referred to below.

Statutory Authority

The Georgia Business Corporation Code (the “GBCC”) allows a corporation, pursuant to the corporation’s articles of incorporation, bylaws, contract or resolution approved or ratified by the corporation’s shareholders, to indemnify or obligate itself to indemnify a director or officer made party to a proceeding, including a proceeding brought by or in the right of the corporation. In addition, the GBCC permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision, which has been adopted by the Registrant, pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws).

Bylaw Authority

Article VII of SunTrust’s Amended and Restated Bylaws provides:

Section 1. Definitions.

As used in this Article, the term:

(A) “Corporation” includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor’s existence ceased upon completion of the transaction.

(B) “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A “director” is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(C) “Disinterested director” means a director who at the time of a vote referred to in Section 3(C) or a vote or selection referred to in Section 4(B), 4(C) or 7(A) is not: (i) a party to the proceeding; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

(D) “Employee” means an individual who is or was an employee of the Corporation or an individual who, while an employee of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An “Employee” is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Employee” includes, unless the context requires otherwise, the estate or personal representative of an employee.

(E) “Expenses” includes counsel fees.

(F) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(G) “Officer” means an individual who is or was an officer of the Corporation which for purposes of this Article VII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An “Officer” is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Officer” includes, unless the context requires otherwise, the estate or personal representative of an Officer.

(H) “Official capacity” means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an Officer, the office in a corporation held by the Officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

(I) “Party” means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(J) “Proceeding” means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

Section 2. Basic Indemnification Arrangement.

(A) Except as provided in subsection (D) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or Officer against liability incurred by him in the proceeding if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interest of the Corporation, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(B) A person’s conduct with respect to an employee benefit plan for a purpose he believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

(C) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

(D) The Corporation shall not indemnify a person under this Article in connection with: (i) a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section; or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

Section 3. Advances for Expenses.

(A) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director or Officer who is a party to a proceeding because he is a director or Officer in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Corporation’s Articles of Incorporation; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his behalf, to repay any funds advanced if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

(B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

(C) Authorizations under this Section shall be made: (i) by the Board of Directors: (a) when there are two or more disinterested directors, by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (b) when there are fewer than two disinterested directors, by a majority of the directors present, in which authorization directors who do not qualify as disinterested directors may participate; or (ii) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

Section 4. Authorization of and Determination of Entitlement to Indemnification.

(A) The Corporation shall not indemnify a director or Officer under Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he has met the relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

(B) The determination referred to in subsection 4(A) above shall be made:

(i) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

(ii) by special legal counsel:

(1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i); or

(2) If there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

(iii) by the shareholders; but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(C) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses of a director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsel.

(D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under Section 5 below.

(E) The Corporation may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in Section 3(C) or Section 4(C).

Section 5. Court-Ordered Indemnification and Advances for Expenses.

A director or Officer who is a party to a proceeding because he is a director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that:

(i) The director is entitled to indemnification under this part; or

(ii) In view of all the relevant circumstances, it is fair and reasonable to indemnify the director or Officer or to advance expenses to the director or Officer, even if the director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of Section 2(D), but if the director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 7 below provides otherwise.

If the court determines that the director or Officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the director’s or Officer’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.

Section 6. Indemnification of Officers and Employees.

(A) Unless the Corporation’s Articles of Incorporation provide otherwise, the Corporation shall indemnify and advance expenses under this Article to an employee of the Corporation who is not a director or Officer to the same extent, consistent with public policy, as to a director or Officer.

(B) The Corporation may indemnify and advance expenses under this Article to an Officer of the Corporation who is a party to a proceeding because he is an Officer of the Corporation: (i) to the same extent as a director; and (ii) if he is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections (A)(i) through (A)(iv) of Section 7.

The provisions of this Section shall also apply to an Officer who is also a director if the sole basis on which he is made a party to the proceeding is an act or omission solely as an Officer.

Section 7. Shareholder Approved Indemnification.

(A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Corporation shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

(i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

(ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

(iv) for any transaction from which he received an improper personal benefit.

(B) Where approved or authorized in the manner described in subsection 7(A) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

(i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7(A)(i) — (iv) above; and

(ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

Section 8. Liability Insurance.

The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 2 or Section 3 above.

Section 9. Witness Fees.

Nothing in this Article shall limit the Corporation’s power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

Section 10. Report to Shareholders.

If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders’ meeting.

Section 11. Severability.

In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

Section 12. Indemnification Not Exclusive.

The rights of indemnification provided in this Article VII shall be in addition to any rights which any such director, Officer, employee or other person may otherwise be entitled by contract or as a matter of law.

Section 13. Amendments to Georgia Business Corporation Code.

In the event that, following the date of these Bylaws, the Georgia Business Corporation Code is amended to expand the indemnification protections that a Georgia corporation is permitted to provide to its directors, Officers and/or Employees, as applicable, the indemnification protections set forth in this Article VII shall be automatically amended, without any further action by the Board of Directors, the shareholders of the Corporation or the Corporation, to provide the same indemnification protections to the fullest extent provided by such amendments to the Georgia Business Corporation Code.

Item 16. Exhibits

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit

1.1**	Form of Underwriting Agreement for Trust Preferred Securities.

1.2**	Form of Underwriting Agreement for Debt Securities.

1.3**	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.

4.1.1*	Form of Amended and Restated Certificate of Trust of SunTrust Capital VIII, IX, X and XI.

4.1.2*	Form of Certificate of Trust of SunTrust Capital XII, XIII, XIV and XV.

4.2.1*	Form of Amended and Restated Declaration of Trust of SunTrust Capital SunTrust Capital VIII, IX, X and XI.

4.2.2*	Form of Declaration of Trust of SunTrust Capital XII, XIII, XIV and XV.

4.3.1*	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of Trust Preferred Securities.

4.4.1*	Form of Indenture between SunTrust and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of Senior Debt Securities.

4.4.2*	Form of Indenture between SunTrust and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of Subordinated Debt Securities.

4.4.3*	Form of Indenture between SunTrust and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of Junior Subordinated Debt Securities.

4.5*	Form of Trust Preferred Security (included in Exhibit 4.3.1).

4.6.1**	Form of Senior Debt Security.

4.6.2**	Form of Subordinated Debt Security.

4.6.3*	Form of Junior Subordinated Debt Security (included in Exhibit 4.4.3).

4.7*	Form of Common Securities Guarantee.

4.8*	Form of Preferred Securities Guarantee.

4.10**	Form of Deposit Agreement, including form of Depositary Receipt.

4.11**	Form of Warrant Agreement, including form of Warrant Certificate.

4.12**	Form of Purchase Contract.

4.13**	Form of Unit Certificate.

4.14**	Form of Preferred Stock Certificate.

5.1*	Opinion of Raymond D. Fortin as to the legality of the Senior Debt Securities, Subordinated Debt Securities, Junior Debt Securities, Purchase Contracts, Units, Warrants, Common Stock, and Guarantees to be issued by SunTrust Banks, Inc. (including the Consent of such Counsel).

5.2*	Opinion of King & Spalding LLP as to the legality of the Preferred Stock and the Depositary Shares (including the Consent of such Counsel).

5.3*	Opinion of Richards, Layton & Finger, P.A. as to the legality of the Trust Preferred Securities to be issued by SunTrust Capital VIII, IX, X, XI, XII, XIII, XIV and XV (including the Consent of such Counsel).

8.1**	Form of Tax Opinion of King & Spalding LLP.

12.1*	Computation of the Ratio of Earnings to Fixed Charges.

23.1*	Consent of Raymond D. Fortin (included in Exhibit 5.1).

23.2*	Consent of King & Spalding LLP (included in Exhibit 5.2).

23.3*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).

23.4*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on signature page of this Registration Statement).

25.1*	Statement of Eligibility of U.S. Bank National Association, as Trustee under the Indenture for Senior Debt.

25.2*	Statement of Eligibility of U.S. Bank National Association, as Trustee under the Indenture for Subordinated Debt.

25.3*	Statement of Eligibility of U.S. Bank National Association, as Trustee under the Indenture for Junior Subordinated Debt.

25.4*	Statement of Eligibility of U.S. Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust of each Trust.

25.5*	Statement of Eligibility of U.S. Bank National Association, as Guarantee Trustee under the Guarantee of SunTrust for the benefit of the holders of Trust Preferred Securities of each Trust.

*	Filed herewith
**	To be filed under a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings

1. Each of the undersigned Registrants hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. § 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

2. That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by any of the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4. Each undersigned registrant hereby undertakes to file applications for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, SunTrust Banks, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 5, 2006.

SUNTRUST BANKS, INC.

By:	/s/ L. Phillip Humann
L. Phillip Humann Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Trusts certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 5, 2006.

SUNTRUST CAPITAL VIII SUNTRUST CAPITAL IX SUNTRUST CAPITAL X SUNTRUST CAPITAL XI SUNTRUST CAPITAL XII SUNTRUST CAPITAL XIII SUNTRUST CAPITAL XIV SUNTRUST CAPITAL XV

By:	/s/ Raymond D. Fortin
Raymond D. Fortin Trustee

We, the undersigned directors and officers of SunTrust Banks, Inc. whose signatures appear below, do hereby constitute and appoint Raymond D. Fortin and Mark A. Chancy, and each or either of them, our true and lawful attorneys-in-fact and agents with full and several power of substitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the SEC, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC; and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 5, 2006.

Signatures	Title

/s/ L. Phillip Humann
L. Phillip Humann	Chairman of the Board and Chief Executive Officer

/s/ Mark A. Chancy
Mark A. Chancy	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Signatures	Title

/s/ Thomas Panther
Thomas Panther	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Robert M. Beall, II
Robert M. Beall, II	Director

/s/ J. Hyatt Brown
J. Hyatt Brown	Director

/s/ Alston D. Correll
Alston D. Correll	Director

/s/ Jeffrey C. Crowe
Jeffrey C. Crowe	Director

/s/ Thomas C. Farnsworth, Jr.
Thomas C. Farnsworth, Jr.	Director

/s/ Patricia C. Frist
Patricia C. Frist	Director

/s/ Blake P. Garrett, Jr.
Blake P. Garrett, Jr.	Director

/s/ Thomas M. Garrott
Thomas M. Garrott	Director

/s/ David H. Hughes
David H. Hughes	Director

/s/ E. Neville Isdell
E. Neville Isdell	Director

/s/ M. Douglas Ivester
M. Douglas Ivester	Director

/s/ J. Hicks Lanier
J. Hicks Lanier	Director

Signatures	Title

/s/ G. Gilmer Minor, III
G. Gilmer Minor, III	Director

/s/ Larry L. Prince
Larry L. Prince	Director

/s/ Frank S. Royal, M.D.
Frank S. Royal, M.D.	Director

/s/ Karen Hastie Williams
Karen Hastie Williams	Director

/s/ Dr. Phail Wynn, Jr.
Dr. Phail Wynn, Jr.	Director

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit

1.1**	Form of Underwriting Agreement for Trust Preferred Securities.

1.2**	Form of Underwriting Agreement for Debt Securities.

1.3**	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.

4.1.1*	Form of Amended and Restated Certificate of Trust of SunTrust Capital VIII, IX, X and XI.

4.1.2*	Form of Certificate of Trust of SunTrust Capital XII, XIII, XIV and XV.

4.2.1*	Form of Amended and Restated Declaration of Trust of SunTrust Capital SunTrust Capital VIII, IX, X and XI.

4.2.2*	Form of Declaration of Trust of SunTrust Capital XII, XIII, XIV and XV.

4.3.1*	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of Trust Preferred Securities.

4.4.1*	Form of Indenture between SunTrust and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of Senior Debt Securities.

4.4.2*	Form of Indenture between SunTrust and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of Subordinated Debt Securities.

4.4.3*	Form of Indenture between SunTrust and U.S. Bank National Association, as Trustee, to be used in connection with the issuance of Junior Subordinated Debt Securities.

4.5*	Form of Trust Preferred Security (included in Exhibit 4.3.1).

4.6.1**	Form of Senior Debt Security.

4.6.2**	Form of Subordinated Debt Security.

4.6.3*	Form of Junior Subordinated Debt Security (included in Exhibit 4.4.3).

4.7*	Form of Common Securities Guarantee.

4.8*	Form of Preferred Securities Guarantee.

4.10**	Form of Deposit Agreement, including form of Depositary Receipt.

4.11**	Form of Warrant Agreement, including form of Warrant Certificate.

4.12**	Form of Purchase Contract.

4.13**	Form of Unit Certificate.

4.14**	Form of Preferred Stock Certificate.

5.1*	Opinion of Raymond D. Fortin as to the legality of the Senior Debt Securities, Subordinated Debt Securities, Junior Debt Securities, Purchase Contracts, Units, Warrants, Common Stock, and Guarantees to be issued by SunTrust Banks, Inc. (including the Consent of such Counsel).

5.2*	Opinion of King & Spalding LLP as to the legality of the Preferred Stock and the Depositary Shares (including the Consent of such Counsel).

5.3*	Opinion of Richards, Layton & Finger, P.A. as to the legality of the Trust Preferred Securities to be issued by SunTrust Capital VIII, IX, X, XI, XII, XIII, XIV and XV (including the Consent of such Counsel).

8.1**	Form of Tax Opinion of King & Spalding LLP

12.1*	Computation of the Ratio of Earnings to Fixed Charges.

23.1*	Consent of Raymond D. Fortin (included in Exhibit 5.1)

23.2*	Consent of King & Spalding LLP (included in Exhibit 5.2)

23.3*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).

23.4*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on signature page of this Registration Statement).

25.1*	Statement of Eligibility of U.S. Bank National Association, as Trustee under the Indenture for Senior Debt.

25.2*	Statement of Eligibility of U.S. Bank National Association, as Trustee under the Indenture for Subordinated Debt.

25.3*	Statement of Eligibility of U.S. Bank National Association, as Trustee under the Indenture for Junior Subordinated Debt.

25.4*	Statement of Eligibility of U.S. Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust of each Trust.

25.5*	Statement of Eligibility of U.S. Bank National Association, as Guarantee Trustee under the Guarantee of SunTrust for the benefit of the holders of Trust Preferred Securities of each Trust.

*	Filed herewith
**	To be filed under a Current Report on Form 8-K and incorporated by reference herein.